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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in America Service Group Inc.'s Form 8-K/A of our report dated April 10, 2000 on Correctional Health Services, Inc. It should be noted that we have not audited any financial statements of Correctional Health Services, Inc. subsequent to December 31, 1999.

                                          /s/  ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
August 7, 2000